Registration No. 333-_________

As filed with the Securities and Exchange Commission on April 27, 2010

UNITED STATESSECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Georgetown Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Federal	20-2107839
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 East Main Street
Georgetown, Massachusetts 01833
(Address of Principal Executive Offices)

Georgetown Bancorp, Inc. 2009 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. Robert E. Balletto	Robert B. Pomerenk, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Georgetown Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
2 East Main Street	Washington, DC 20015-2035
Georgetown, Massachusetts 01833	(202) 274-2000
978) 352-8600
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☐    Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.10 per share	24,000 (2)	$5.25 (5)	$126,000	$8.98
Common stock, par value $0.10 per share	24,000 (3)	$6.72 (6)	$161,280	$11.50
Common stock, par value $0.10 per share	202,000 (4)	$5.25(5)	$1,060,500	$75.61
TOTALS	250,000		$1,347,780	$96.10

_______________________
(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Georgetown Bancorp, Inc. 2009 Equity Incentive Plan (the “Stock Benefit Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Georgetown Bancorp, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).

(2)	Represents the number of shares of common stock awarded as restricted stock under the Stock Benefit Plan.
(3)	Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(4)	Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options or restricted stock.
(5)	Determined pursuant to 17 C.F.R. Section 230.457(c).
(6)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1).

_________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)  The Company’s Annual Report on Form 10-K for the year ended June 30, 2009 (File No. 000-51102), filed with the Commission on September 28, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

c) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission  on January 5, 2005 (File No. 000-51102).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Article XII of the Bylaws of the Company provides that “the Company shall indemnify all officers, directors and employees of the Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonable incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.”

In addition, section 545.121 of the Office of Thrift Supervision (“OTS”) regulations provides indemnification for directors and officers of Georgetown Savings Bank (the “Bank”). All the directors and officers of the Company hold the same position with the Bank and have indemnification under OTS regulations as described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:
(i)	Any amount for which that person becomes liable under a judgment in such action; and
(ii)
Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (b) of this Section only if:
(i)            Final judgment on the merits is in his or her favor; or
(ii)           In case of:
a.           Settlement,
b.           Final judgment against him or her, or
c.           Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)            As used in this paragraph:
(i)           “Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;
(ii)          “Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;
(iii)         “Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;
(iv)         “Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

Regulation S-K		Reference to Prior Filing or
Exhibit Number	Document	Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5

10	Georgetown Bancorp, Inc. 2009 Equity Incentive Plan	**

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page
________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (File No. 333-119007) originally filed by the Company under the Securities Act of 1933 with the Commission on September 15, 2004, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (File No. 000-51102), filed by Georgetown Bancorp, Inc. under the Securities Exchange Act of 1934 on September 21, 2009.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

4.           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Georgetown, Commonwealth of Massachusetts, on this 26th day of April, 2010.

GEORGETOWN BANCORP, INC.

By:	/s/ Robert E. Balletto

Robert E. Balletto
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Georgetown Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Robert E. Balletto, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert E. Balletto may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Georgetown Bancorp, Inc. 2009 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert E. Balletto shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Robert E. Balletto	President	April 26, 2010
Robert E. Balletto	and Chief Executive Officer
(Principal Executive Officer)

/s/ Joseph W. Kennedy	Senior Vice President,	April 26, 2010
Joseph W. Kennedy	Chief Financial Officer and
Treasurer
(Principal Financial and Accounting
Officer)

/s/ Richard F. Spencer	Chairman of the Board	April 26, 2010
Richard F. Spencer

/s/ Mary L. Williams	Vice Chairman of the Board	April 26, 2010
Mary L. Williams

Director
Keith N. Congdon

/s/ Anthony S. Conte, Jr.	Director	April 26, 2010
Anthony S. Conte, Jr.

/s/ Stephen L. Flynn	Director	April 26, 2010
Stephen L. Flynn

/s/ Thomas L. Hamelin	Director	April 26, 2010
Thomas L. Hamelin

/s/ J. Richard Murphy	Director	April 26, 2010
J. Richard Murphy

/s/ Marybeth McInnis	Director	April 26, 2010
Marybeth McInnis

/s/ Kathleen R. Sachs	Director	April 26, 2010
Kathleen R. Sachs

/s/ David A. Splaine	Director	April 26, 2010
David A. Splaine

/s/ Robert T. Wyman	Director	April 26, 2010
Robert T. Wyman

/s/ John H. Yeaton	Director	April 26, 2010
John H. Yeaton

EXHIBIT INDEX

Regulation S-K		Reference to Prior Filing or
Exhibit Number	Document	Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5

10	Georgetown Bancorp, Inc. 2009 Equity Incentive Plan	**

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page
________________________
*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (File No. 333-119007) originally filed by the Company under the Securities Act of 1933 with the Commission on September 15, 2004, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (File No. 000-51102), filed by Georgetown Bancorp, Inc. under the Securities Exchange Act of 1934 on September 21, 2009.